UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2003

YOUTHSTREAM MEDIA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27556	13-4082185
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

244 Madison Avenue, PMB #358
New York, New York 10016

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 622-7300

Not applicable

(Former name or former address, if changed since last report.)

ITEM 4.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Effective July 26, 2003, YouthStream Media Networks, Inc., a Delaware corporation (the “Company”), engaged Weinberg & Company, P.A. as its new independent accountant.  The Company’s previously filed Current Report on Form 8-K dated June 27, 2003 reported the Company’s termination of its previous independent accountant, and the approval of the Company’s Board of Directors to retain Weinberg & Company, P.A. as the Company’s new independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUTHSTREAM MEDIA NETWORKS, INC.
(Registrant)

Date: July 28, 2003	By:	/s/ ROBERT N. WEINGARTEN
Robert N. Weingarten
Chief Financial Officer